UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2018

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-36046	41-1301878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13631 Progress Boulevard, Suite 400, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

(386) 462-6800

Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2018, the board of directors (the “Board”) of AxoGen, Inc. (the “Company”) elected Karen Zaderej, the Company’s Chief Executive Officer and a member of the Board, to succeed Jamie M. Grooms as Chairman of the Board, effective as of such date. Mr. Grooms will continue to serve as a member of the Board.

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2018, the Board voted to amend and restate the Company’s Amended and Restated Bylaws (as so amended and restated, the “Amended and Restated Bylaws”) to provide for a designated Lead Director. The Amended and Restated Bylaws became effective immediately upon their adoption by the Board.  Pursuant to such adoption the Board appointed Amy Wendall as the Lead Director.

The foregoing summary of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this current report on Form 8‑K and incorporated herein by reference.

Item 5.07      Submission of Matters to a Vote of Security Holders.

On May 14, 2018,  the Company held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”) to act upon the matters  described in the Company’s 2018 Proxy Statement dated March 30, 2018 (the “Proxy Statement”). Of the 34,560,243 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, 31,393,127 shares were present either in person or by proxy, constituting a quorum.

The following describes the matters considered by the Company’s shareholders at the Annual Meeting and the results of the votes cast at the meeting:

Proposal No. 1: Election of Directors

The vote with respect to the election of directors was as follows:

Nominee	For	Withhold	Broker Non-Vote
Gregory G. Freitag	21,398,997	1,923,867	8,070,263
Mark Gold, MD	20,954,728	2,368,136	8,070,263
Jamie M. Grooms	21,051,703	2,271,161	8,070,263
Guido J. Neels	20,956,134	2,366,730	8,070,263
Amy Wendell	20,956,455	2,366,409	8,070,263
Robert J. Rudelius	21,016,891	2,305,973	8,070,263
Karen Zaderej	21,376,578	1,946,286	8,070,263

Proposal No. 2:Approval of Amendment and Restatement of the Amended and Restated Articles of Incorporation of the Company

The vote with respect to the proposal to approve an amendment and restatement of the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 50,000,000 to 100,000,000 shares and change the address of the Company’s registered office (the “Restated Articles”) was as follows:

For	Against	Abstain
27,345,121	3,841,042	206,964

Proposal No. 3:Ratification of the Appointment of Independent Registered Public Accounting Firm

The vote with respect to the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 was as follows:

For	Against	Abstain
31,184,180	78,711	130,236

As a result, the shareholders elected each nominee as a director of the Company, approved the Restated Articles and ratified the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2018.

Item 9.01. Financial Statements and Exhibits

1.	(d)Exhibits

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation, dated May 16, 2018
3.2	Amended and Restated Bylaws, dated May 15, 2018

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation, dated May 16, 2018
3.2	Amended and Restated Bylaws, dated May 15, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 18, 2018

AXOGEN, INC.

By:	/s/ Greg Freitag
Name:	Greg Freitag
Title:	General Counsel